UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2016

NCI Building Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14315	76-0127701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Update to fiscal third quarter 2016 outlook and expectations with respect to fiscal fourth quarter 2016

On July 18, 2016 NCI Building Systems, Inc. (the “Company” or “NCI”) issued a press release providing an operational update and raising the Company’s fiscal third quarter 2016 guidance as well as providing the Company’s expectations with respect to the fiscal 2016 fourth quarter. A copy of the release is attached as Exhibit 99.1.

The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that NCI expressly states that such information is to be considered “filed” under the Exchange Act or incorporates it by specific reference in such filing.

Cautionary Statement Regarding Update to Fiscal Third Quarter 2016 Outlook and Expectations With Respect to Fiscal Fourth Quarter 2016

The estimated results for the third quarter of fiscal 2016 and our expectations with respect to the fourth quarter of fiscal 2016 contained in the release are forward-looking statements based on management’s estimates as of the date hereof, and our actual results may be materially different from these estimated results and expectations. They are estimates, unaudited and reflect management’s current views with respect to future results and may change as a result of industry or other developments, management’s review of our actual results and other factors, including, among others, unexpected costs associated with operating our business and the performance of our business. These expected financial results are based upon a number of assumptions and estimates that are in turn based on our analysis of the various factors which currently impact our business. These assumptions and estimates are inherently uncertain and subject to significant business, operational, economic and competitive uncertainties and contingencies. Other assumptions relate to risks and uncertainties beyond our control, including, among others, the economic environment in which we operate and developments in our industry. Our actual results for the third quarter of fiscal 2016 and the fiscal fourth quarter 2016 may differ materially from the estimates and expectations contained in the release if any of these assumptions prove incorrect. Accordingly, you should not place undue reliance on these estimated results and they should not be viewed as a substitute for our historical financial information presented in the Company’s SEC filings, including our consolidated financial statements and the related notes. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these estimated results and does not express any opinion or any other form of assurance with respect thereto.

A reconciliation of the forecasted range for Adjusted EBITDA for the third quarter of fiscal 2016 is not included in the release or this report due to the number of variables in the projected range for the third quarter of fiscal 2016 Adjusted EBITDA and because we are currently unable to quantify accurately certain amounts that would be required to be included in the GAAP measure or the individual adjustments for such reconciliation. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. “Forward-looking statements” include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “might,” “will,” “could” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “seek,” “designed,” “assume,” “implied,” “believe” and other similar expressions. Forward-looking statements also include projections, forecasts or estimates of performance, including, in particular, statements regarding our estimated results for the third quarter of fiscal 2016 and our expectations with respect to the fourth quarter of fiscal 2016. Important factors that could cause actual results to differ materially from these forward-looking statements include the uncertainties discussed in the “Risk Factors” section of the Company’s SEC filings, including under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 1, 2015. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

Any forward-looking statement presented in this report is made only as of the date of this report, and we undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors, except as otherwise required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 18, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2016	NCI Building Systems, Inc.

	By:	/s/ Mark E. Johnson
Mark E. Johnson
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index
Exhibit Number	Description
99.1	Press Release dated July 18, 2016